Exhibit 99.1

NEWS RELEASE

LivaNova Completes Acquisition of TandemLife

London, April 4, 2018 – LivaNova PLC (NASDAQ:LIVN) (“LivaNova” or the “Company”), a market-leading medical technology company, today announced it closed its acquisition of TandemLife. Previously, on Feb. 14, LivaNova announced its intent to acquire TandemLife, a privately held company focused on advanced cardiopulmonary temporary support solutions.

“The acquisition of TandemLife allows us to complement our portfolio with a complete set of solutions for Extracorporeal Life Support and Percutaneous Mechanical Circulatory Support,” said Damien McDonald, LivaNova’s Chief Executive Officer. “Expanding our existing line of cardiopulmonary products will advance patient care options and improve quality of medical care.”

Under the terms of the agreement, LivaNova paid $200 million to TandemLife at closing with an additional $50 million to be paid based on specified regulatory milestones. The acquisition is projected to be modestly accretive in 2018.

About TandemLife

CardiacAssist, Inc., dba TandemLife, is a growing, privately held medical device company headquartered in Pittsburgh, Pennsylvania, that developed the world’s first FDA-cleared and CE-marked short-term extracorporeal circulatory support platform. TandemLife products have provided critical cardiopulmonary support to thousands of patients in the top hospitals worldwide.

About LivaNova

LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London and with a presence in more than 100 countries worldwide, the company employs more than 4,500 employees. LivaNova operates as three business franchises: Cardiac Surgery, Neuromodulation and Cardiac Rhythm Management, with operating headquarters in Mirandola (Italy), Houston (U.S.A.) and Clamart (France), respectively.

For more information, please visit www.livanova.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe LivaNova’s future plans, strategies and expectations. Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements contained in this news release are based on information presently available to LivaNova and assumptions that LivaNova believes to be reasonable, but are inherently uncertain. As a result, LivaNova’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance or actions that may be taken by LivaNova and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond LivaNova’s control.

All information in this news release is as of the date of its release. LivaNova does not undertake or assume any obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this news release.

LivaNova PLC Investor Relations and Media

Karen King, +1 (281) 228-7262

Vice President, Investor Relations & Corporate Communications

Deanna Wilke, +1 (281) 727-2764

Corporate External Communications Manager

corporate.communications@livanova.com

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